EXHIBIT 99


     ECHAPMAN, INC. ANNOUNCES APPOINTMENT OF ACTING CHIEF FINANCIAL OFFICER

BALTIMORE, November 5, 2002 /PRNewswire-FirstCall/ -- eChapman, Inc. (Nasdaq:
ECMN.OB) eChapman, Inc. announced today the appointment of Lynn Ballard, Controller, as the Company's acting Chief Financial Officer, effective November 5, 2002.

CONTACT: Investor Relations or Media, James Wu, Esq. of eChapman,
+1-800-752-1013